Exhibit 99.2

Narrative description of eAutoclaims.com, Inc.'s business operations.
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This information  contains  forward-looking  statements  regarding the Company's business strategy and future plans of operation. Forward-looking statements involve known and unknown risks and uncertainties. These and other important factors, including those mentioned in various filings with the Securities and Exchange Commission made periodically by the Company (available to the public at www.sec.gov), may cause the actual results and performance to differ materially from the future results expressed in or implied by such forward looking statements. The forward looking statements contained in this narrative speak only as of the date hereof and the Company disclaims any obligation to provide public updates, revisions or amendments to any forward looking statements made herein to reflect changes in the Company's expectations or future events.

           eAutoclaims.com, Inc. ("eAuto") was formed in December 1999. eAuto is a business to business e-commerce company that utilizes the Internet to lower the overall costs of automotive repair paid by insurance companies. The company is creating an online digital automotive maintenance organization industry in the $60 billion market segment of non-standard auto collision repair. eAuto intends to establish itself as an Application Service Provider ("ASP") for the automobile insurance industry, providing a back end infrastructure that links to thousands of collision repair shops and support facilities in a Preferred Provider Network ("PPN"). The company offers a cost effective Bricks to Clicks(C) solution for the processing and ultimate repair of damaged vehicles filed as insured auto claims. EAuto generates revenues from administrative fees and rebates earned by processing collision work through its system.

           The company also participates in the corporate automobile fleet management business. The fleet management business exists out of a desire for large corporations to self insure their collision repair claims on their captive automobile fleets. Large corporations have found that "middleman" insurance companies charge premiums beyond the cost of self insurance. eAuto earns fees and rebates on repairs done by affiliated collision shops. The company currently has approximately 5,000 fleet vehicles under contract.

Competition
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           The company competes with independent adjusters and fleet management

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services.  Although  none of the competing  companies  offer clients an Internet based product that is customized to appear as the clients own proprietary site. EAuto is the only provider of this service who takes on the role of an Application Service Provider.

           eAuto's products perform in virtually all situations. The company believes that the ability to lower paid claim costs with full capability on any form of insurance claim is unique to eAuto's products. The ability to close the file within a minimum number of working days is unique to this product, and research indicates its performance is equivalent to anything else on the market today. With the completion of the company's core web site, the company believes that this turnaround time will be cut to a four-day average.

Management
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The  eAutoclaims.com(TM)  current  management  team  consists of 3  officers,  5 managers and a key senior advisor. Their backgrounds consist of more than 65 years of experience. CEO and advisory staff have a total of 35 years of corporate  development  experience with corporations such as First American AMO,
Salex  Corporation,   American  Bankers  Insurance  Group  and  Capital  Holding
Corporation.

Officers & Key Employees                                      Age
------------------------                                      ---

Jeffrey D.  Dickson, Director                                 56
Eric Seidel, President and CEO                                36
Gaver Powers, Chief Information Officer                       45
Teresa McSherry, Vice President of Sales                      39
Crystal Butterworth, Operations Manager                       37


Jeffrey D. Dickson, Director

BA-History, University of Colorado
AMP - Harvard Graduate School of Business
Strategic Marketing - Stanford Graduate School

Serves as senior advisor to the President and Chairman of our Board of Directors. Mr. Dickson's experience as CEO of First American AMO provides great insight for the company. Mr. Dickson mentoring role with the company's president serves as a great resource for company strategic decisions.

Mr. Dickson's professional experience includes many different areas in the Finance, Insurance and the Auto Industry.

He has served as Executive  Vice  President of the  American  Bankers  Insurance
Group, Miami, Florida, President of Insurance America, a Capital Holding subsidiary of Louisville, Kentucky, and president of Interloc Corp. of Largo, Florida.

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Eric Seidel, President/CEO

Develops and maintains the company vision. Oversees all areas and company departments. Approves all financial obligations. Seeks business opportunities and strategic alliances with other organizations. Plans, develops and establishes policies and objectives of business organization in accordance with board directives and company charter. Directs and coordinates financial programs to provide funding for new or continuing operations in order to maximize return on investments and increase productivity.

Mr. Seidel served as Co-founder of First American AMO, developed sales and marketing strategy for the company. Sold First American AMO's service and developed the sales training program for all new sales people.

Mr. Seidel's professional experience includes many different areas in the Finance, Insurance and Sales Marketing industry. He serves as a Director of the privately held International Training Corporation.

Mr. Seidel has been recognized as an international speaker and trainer. He has spoken in over six countries and 40 states in the US. He has spoken to business and volunteer audiences in China, Japan, Philippians, Hong Kong, Macau, Panama, Finland and many others. He was the keynote speaker during the Japan/US Business Exchange at the historic Waldorf Astoria Hotel in New York City in June of 1998.

He has been consistently recognized as a top performer in every organization he has been associated with, and Mr. Seidel's marketing experience covers many diverse areas.


Gaver Powers, Chief Information Officer

Manages and develops the company's technology projects. Responsible for research in digital transfer and applications relate to web based technology. Overseas and manages all web related projects and internal operations systems.

Mr. Powers has developed the early phases of eAutoclaims.com core web site for our shop up-loads. He is building the full eAutoclaims.com (TM) claims application.

Mr. Powers has spent 21 years working on the NASA space shuttle as a lead programmer. He was the number two-man in charge of the space shuttle orbiter.

He is also an owner in the web site company Flamingo Software. Where he has developed hi-tech proprietary programs for the boat building industry and has many patents pending. His contract with eAutoclaims.com (TM) grants all inventions and developments for eAutoclaims.com to the Company not himself or Flamingo Software.


Teresa McSherry, Vice President, Sales

Manages market planning, advertising, public relations, sales promotion, merchandising, and facilitating staff services. Identifies sales markets and opportunities. Oversees sales training to sales personnel. Identifies and sets strategy for reaching sales goals, elevating completion.

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Miss McSherry has served as the Regional Vice  President for First American AMO,
in their Western Division for two years. Responsible for setting new sales records with accounts such as Safeco Insurance Company, PepsiCo Company and Gates Oil Company to name a few.


Crystal Butterworth, Operations Manager

Ms. Butterworth has over 15 years of experience in the Insurance Industry, most recently with the Hartford Insurance Company. She has been in the supervisory management capacity for most of her career. She has an Adjusting License and also holds a Senior Claims Law Associate designation (SCLA).

           eAuto employs a total of 23 employees. eAuto believes that its relations with its employees are good.